Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos.
2-75843, 2-91475, 33-20308, 33-27657, 33-63608, 333-24605, 333-81963, 333-85841, 333-94349, 333-83116, 333-91198, 333-123186 and 333-123187 of International Game Technology on Form S-8 of our report dated June 27, 2005, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of IGT Profit Sharing Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Los Angeles, California
June 27, 2005

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